                                                                    Exhibit 11.1


                       COMPUTATION OF EARNINGS PER SHARE

                                                       Three months ended                   Six months ended
                                                   -------------------------            -----------------------
                                                    April 30,      April 28,             April 30,    April 28,
                                                      1995           1996                  1995         1996
                                                   ----------     ----------            ----------   ----------
Primary Earnings per Common and
   Common Equivalent Share:

   Average Market Price                            $    17.65     $    17.59            $    17.59   $    16.72

   Weighted average common shares
     outstanding during period                      5,799,788      7,656,992             5,795,186    7,656,992

   Common Stock Equivalents -
     Common Stock Options                              52,149         97,250                52,438       91,454
                                                   ----------     ----------            ----------   ----------
   Weighted average common and
     common equivalent shares                       5,851,937      7,754,242             5,847,624    7,748,446
                                                   ==========     ==========            ==========   ==========
   Net earnings for the period                     $1,521,803     $1,525,815            $2,556,592   $2,885,451
                                                   ==========     ==========            ==========   ==========
   Primary earnings per share                      $      .26     $      .20            $      .44   $      .37
                                                   ==========     ==========            ==========   ==========

Fully Diluted Earnings per Common and
   Common Equivalent Share:

   Greater of average market price or
     closing market price                          $    18.00     $    21.25            $    18.00    $   21.25

   Weighted average common shares
     outstanding during period (from above)         5,799,788      7,656,992             5,795,186    7,656,992

   Common Stock Equivalents - Common
     Stock Options                                     53,317        120,850                53,024       98,790
                                                   ----------     ----------            ----------   ----------
   Fully diluted weighted average
     common and common equivalent shares            5,853,105      7,777,842             5,848,210    7,755,782
                                                   ==========     ==========            ==========   ==========
   Net earnings for the period                     $1,521,803     $1,525,515            $2,556,592   $2,885,451
                                                   ==========     ==========            ==========   ==========
   Fully diluted earnings per share                $      .26     $      .20            $      .44   $      .37
                                                   ==========     ==========            ==========   ==========
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